Exhibit 10.1

IP LICENSING AND MUTUAL EXCLUSIVITY AGREEMENT

("IP and Mutual Exclusivity Agreement")

between

OPTIMI HEATH CORP.

and

PSYENCE BIOMEDICAL LTD.

made on 5 December 2024

A.	Parties:

1)	"Optimi" is Optimi Health Corp, a company incorporated in British Columbia under number BC 1251418, (which expression shall include its successors and assigns) of 600 - 21 Water Street, Vancouver, B.C., V6B 1A1.

2)	"Psyence" is Psyence Biomedical Limited (which expression shall include its successors and assigns) the of 121 Richmond Street West, Penthouse Suite 1300, Toronto, ON M5H2K1, Canada.

B.	Recitals:

1)	Optimi:

a)	is a psychedelics pharmaceutical manufacturer in Canada with both a Controlled Drugs and Substances Dealer's Licence and a Drug Establishment Licence (DEL).

b)	specializes in controlled substances such as botanical psilocybin–containing mushrooms and 3,4-Methylenedioxymethamphetamine ("MDMA").

c)	is dedicated to supplying safe, GMP-grade products and API to researchers, drug developers, and authorized patients in markets across the world.
2)	Psyence:

a)	is a biotech company focused on the use of natural psilocybin to treat psychological trauma, addiction and the diagnosable disorders that can result therefrom.

b)	wishes to use the controlled substances produced by Optimi relating to botanical psilocybin containing mushrooms in connection with pre-clinical and clinical studies involving human subjects, for the purpose of discovering or verifying the safety, pharmacokinetics or effects of such products. The trials will be conducted in multiple countries in due course in the treatment of anxiety and depression, including associated ailments, such as PTSD, stress, grief, and adjustment disorder, all within the exclusive context of Palliative Care.

c)	if such trials are successful, Psyence wishes to hold a right to commercialise such products.

A letter of intent was concluded between the Parties on August 1, 2024 and the parties have now agreed to conclude this bundle of agreements ("Bundle of Agreements") comprising:

1.	the Supply Agreement;
2.	the IP and Mutual Exclusivity Agreement; and
3.	the Quality Agreement

recording the terms agreed between the parties. If any conflict should exist between the provisions or interpretation of the above-mentioned agreements such conflicts shall be resolved by applying preference to the interpretation of the agreements in the sequence referenced above, with the Supply Agreement being given the highest priority and the Quality Agreement given the lowest priority in the Bundle of Agreements.

Operative provisions

1.	Definitions

1.1.	In this Agreement except where the context otherwise requires the following terms shall have the following meanings:

1.1.1.	"ASSOCIATED COMPANY" a subsidiary or holding company of Optimi or Psyence (as appropriate), or any subsidiary of any such holding company from time to time;

1.1.2.	"CLINICAL TRIALS" the clinical trials to be conducted by Psyence using the Product;

1.1.3.	"COMMENCEMENT DATE” 5 December 2024 ;

1.1.4.	"EXCLUSIVE" in respect of a right granted under this Agreement the grantor will not itself exercise that right and will not authorise others to exercise that right;

1.1.5.	"FIELD OF USE" the treatment of anxiety and depression, including associated ailments, such as Post-Traumatic Stress Disorder, stress, grief, and adjustment disorder, all within the context of Palliative Care;

1.1.6.	"IMPROVEMENT" any improvement, enhancement, substantial alteration or modification to or of the Product or Optimi’s process of making it;

1.1.7.	"KNOW-HOW" information, knowledge, experience, trade secrets, formulae and data in the possession of Optimi from time to time during the term of this Agreement relating to the Product or the process of making it;

1.1.8.	"PRODUCT" OPTI-PSIE Psilocybin, 5mg, encapsulated drug candidate and placebos of such product, which placebos may take the form of a 1mg active dose based on health regulatory requirements;

1.1.9.	"NET INVOICE PRICE" [*]

1.1.9.1.	[*]

1.1.9.2.	[*]

1.1.9.3.	[*]

1.1.9.4.	[*]

[*]

1.1.10.	"PALLIATIVE CARE" [*]

1.1.11.	"PATENTS" any and all granted patents and patent applications held by Optimi at any time during the term of this Agreement relating to the Product and/or the process for making the Product. Psyence acknowledging that as at the Commencement Date of this Agreement Optimi does not hold any patents or patent applications in relation to the Product;

1.1.12.	"PERSON(S)" any person, firm or company or group of persons or unincorporated body;

1.1.13.	"PRINCIPAL MARKET" shall mean any of the national exchanges (i.e. NYSE, AMEX, Nasdaq) or other principal exchange or recognized quotation system which is at the time the principal trading platform or market for Psyence's common stock;

1.1.14.	"SIGNATURE DATE" means the date upon which this Agreement is signed by both Parties;

1.1.15.	"TERRITORY" any and all countries, territories and regions of the world.

1.2.	The singular includes the plural and vice versa.

1.3.	Unless the context otherwise indicates, references to clauses, sub-clauses, recitals and to Schedules are to clauses and sub-clauses of, and recitals and Schedules to this Agreement.

1.4.	Headings to clauses in this Agreement are included for the purpose of ease of reference only and shall not have any effect on the construction or the interpretation of this Agreement.

1.5.	References in this Agreement to any statute or statutory provision shall include any statute or statutory provision which amends, extends, consolidates or replaces the same and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute.

2.	LIMITED LICENSE

2.1.	Optimi hereby grants to Psyence a limited, exclusive, royalty-bearing right in the Territory under the Patents and the Know-How within the Field of Use (including any Improvement) to:

2.1.1.	use the Product in conducting research, pre-clinical and Clinical Trials within the Field of Use;

2.1.2.	sell the Product for use in the Field of Use; and

2.1.3.	manufacture and have manufactured the Product, in the following limited circumstances:

2.1.3.1.	in the event that Optimi is unable to meet Psyence’s demand for the Product as provided in the Forecasts (as defined below); or

2.1.3.2.	where Optimi becomes insolvent, files for bankruptcy, or enters into any agreement with its creditors; or

2.1.3.3.	where Optimi (whether due to its facilities, contract manufacturers or otherwise) cannot meet the manufacturing requirements of the end-purchaser or end-user (which for illustrative purposes could include a requirement for EU-GMP produced product); or

2.1.3.4.	where Optimi (whether due to its facilities, contract manufacturers or otherwise) cannot not meet the regulatory requirements or quality specifications of a regulator assessing the use of the Product; or

2.1.3.5.	where Optimi experiences regulatory delays or prohibitions (for example, an inability to secure a required export or import permit).

2.2.	Psyence has the right to sublicense its rights under this agreement, provided that:

2.2.1.	any such sub-licence shall be non-exclusive and shall be limited and subject to the rights and obligations granted under this Agreement;

2.2.2.	every such sub-licence shall be in writing and a copy of the executed version shall be made available to the Licensor promptly after completion;

2.2.3.	no sub-licence shall include the right for the sub-licensee to grant further sub-licences or to disclose confidential know-how of Optimi other than to its own directors and employees;

2.2.4.	all sub-licences shall expire on or prior to the expiry of this Agreement; and

2.2.5.	Psyence shall be responsible to Optimi for any failure of each sub-licensee to observe and perform the terms and conditions of its sub-licence on its behalf to be observed and performed, with Psyence hereby guaranteeing as principal any and all royalty payments due to Optimi arising out of such sub-licensing agreement.

2.3.	No further right or licence is granted to Psyence under the Licensed Patents, save as set out expressly in this clause 2.

2.4.	Optimi shall not offer a license or grant the rights granted to Psyence in this clause 2 to a third party during the term of this Agreement.

3.	Duration of agreement

3.1.	This Agreement shall come into force on the Commencement Date and remain in force indefinitely unless determined in accordance with clause 12 (Termination and Liquidation).

3.2.	Psyence shall use commercially reasonable efforts to maintain and continue the listing or quotation and trading of its common stock on the Principal Market prior to the commencement its Phase III Clinical Trial. In the event that Psyence's common stock is finally delisted from the Principal Market (without the right of appeal or review) prior to the commencement its Phase III Clinical Trial, then the rights granted to Psyence under this Agreement will become non-exclusive, and shall continue on the same terms of the Agreement mutandis mutatis save that:

3.2.1.	no Milestone Payments or Royalty will be payable by Psyence and the terms of clauses 6, and 8.3 to 8.7 shall no longer be applicable; and

3.2.2.	Optimi shall be free to offer a non-exclusive license or grant the rights provided for in this clause 2 to a third party on terms no more favourable than the terms set forth in this Agreement.

4.	Supply of Product

The Parties are entering into the Supply Agreement, which together with the Quality Agreement govern the terms of the supply of the Product.

5.	bioequivalence study

5.1.	The Parties agree that Psyence shall conduct a bio-equivalence study on the Product (with Optimi doing all things necessary at its own cost to support such study) which may include:

5.1.1.	a bioequivalence study;

5.1.2.	further testing, processing or modification of the Product in accordance with the determinations of the relevant health authority or as require by applicable laws and regulations; and

5.1.3.	pharmacovigilance and risk model to support commercialization in accordance with the determinations of the relevant health authority or as require by applicable laws and regulations,

[*]

5.2.	In the event that the bioequivalence study is unsuccessful the nature of this agreement will convert to being a non-exclusive agreement, where:

5.2.1.	no Milestone Payments or Royalty will be payable by Psyence and the terms of clauses 6, and 8.3 to 8.7 shall no longer be applicable; and

5.2.2.	Optimi shall be free to offer a non-exclusive license or grant the rights provided for in this clause 2 to a third party on terms no more favourable than the terms set forth in this Agreement.

6.	EXCLUSIVITY

6.1.	During the term of this Agreement and for so long as the nature of the relationship remains exclusive Psyence agrees that it shall not purchase or acquire from any other person, or manufacture or cause to be manufactured the Product or any similar or bioequivalent product in conducting research, pre-clinical and Clinical Trials within the Field of Use, save in accordance with the terms of this Agreement.In the event that the relationship is converted to a non-exclusive relationship under clauses 3.2 or 4.3 this Agreement or under any other agreement in the Bundle of Agreements:

6.1.1.	no Milestone Payments or Royalty will be payable by Psyence under the IP and Mutual Exclusivity Agreement;

6.1.2.	the provisions of clauses 6.1, and 8.3 to 8.7 shall no longer be applicable; and

6.1.3.	Optimi shall not offer or sell the Goods to a third Party on terms more favourable than the terms set forth in this Agreement.

7.	Warranties on intellectual property

7.1.	All Know-How is (or where appropriate in the case of pending applications will be):

7.1.1.	legally and beneficially vested in Optimi;

7.1.2.	not subject to any limitation or restriction over its use or right to be licensed;

7.1.3.	not being used unlawfully, or the subject of any claim for ownership or compensation by any person; and

7.1.4.	not subject to any licence, waiver, option, right of first refusal, contingent assignment or agreement for or obligation as to these, or any other encumbrance, of any sort in favour of a third party.

7.2.	The Product itself and none of the processes and methods used by the Licensor in making the Product, use, embody or infringe (and at the time of their being employed, provided, conducted, manufactured used or dealt in did not use, embody or infringe) any Intellectual Property other than that belonging to the Company.

7.3.	No claims or applications have been made against, no notifications (including 'non-threatening letters’) have been received by, and no circumstances are known to, the Company in respect of the Company which (notwithstanding any view taken by the Company as to the merits of such claim application, notification or circumstances) if pursued, granted or acted on would affect the accuracy of the warranties in clauses 7.1 and 7.2.

8.	Provision of Know-How

8.1.	Optimi shall:

8.1.1.	provide all relevant Chemistry Manufacturing Control ("CMC") information to support submissions (during the clinical and IND phase);

8.1.2.	subject to the acceptance of a Project Appendix by Optimi, make available to Psyence such know-how relating to the manufacture of the Products as is in writing and as is reasonably necessary for the manufacture of the Product; and

8.1.3.	attend the premises of Psyence and to respond to subsequent requests for information or assistance from Psyence in the event that Optimi is unable to meet Psyence’s demand for the Product and Psyence exercises its right to manufacture and have manufactured the Product in terms of clause 2.1.3.

8.2.	Such Know-How furnished by Optimi under clause 8.1 shall be used by Psyence in accordance with the terms of this Agreement and shall be subject to the provisions of clause 11 (Confidentiality).

9.	Fees and Royalty

9.1.	In consideration for the rights granted under this Agreement Psyence shall pay to Optimi:

9.1.1.	the Exclusivity Fees;

9.1.2.	Milestone Payments; and

9.1.3.	a Royalty,

as set out below.

9.2.	Psyence shall pay to Optimi the following fees (each, an "Exclusivity Fee") upon the dates listed below:

9.2.1.	[*]

9.2.2.	[*]

9.2.3.	[*]

9.3.	Psyence shall pay to Optimi (each, a "Milestone Payment") upon the achievement of the following development milestone events:

9.3.1.	Milestone 1: [*] upon submission and approval of Phase III CTA (or jurisdiction specific equivalent), or an equivalent, and provision of the Product on an ex-works basis from a suitable release site, as designated by Optimi, save that –

9.3.1.1.	[*]

9.3.1.2.	[*]

9.3.2.	Milestone 2: [*] upon first marketing approval permitting commercial sales and [*] for each subsequent marketing approval permitting commercial sales in [*]

9.4.	Psyence shall pay to Optimi a royalty (a "Royalty") of [*]) of Net Invoice Price on all commercial sales of the Product in the Field of Use to any customer in any country or territory where Optimi holds granted and in force patent rights in such country or territory with claims covering the Product in the Field of Use, with Royalty payments commencing upon first commercial sale of Product.

9.5.	Royalties payable under this Agreement are inclusive of any value added, general sales, withholding (or like) tax which may be payable on them.

9.6.	Royalties payable under this Agreement shall be paid in United States dollars within 30 days of the end of each successive quarterly period of three months commencing on 1 October, 1 January, 1 April, 1 July in each year. Interest shall be payable (calculated on a daily basis) on any overdue payments from the date payment is due until the actual date of payment at a rate of five per cent per annum.

9.7.	At the same time as payment of any such royalties falls due Psyence shall submit or cause to be submitted to Optimi a statement in writing recording the calculation of royalty payable under this Agreement in particular:

9.7.1.	the Net Invoice Price of each Product supplied during the previous quarter; and

9.7.2.	the amount of royalties due and payable and the amount of any tax deductible or due to be deducted from such amount.

9.8.	Psyence shall keep proper records and books of account showing the quality, description and price of Products supplied. Such records and books shall be kept separate from any records and books not relating solely to the Products and be open at all times to inspection and audit by Optimi or its duly authorised agent or representative who shall be entitled to take copies of or extracts from the same.

9.9.	Except as provided in clause 11 (Confidentiality) the provisions of this clause shall remain in force notwithstanding expiry or earlier termination of this Agreement for any reason until the settlement of all subsisting claims of Optimi under this Agreement.

9.10.	On seventy-two (72) hours’ notice, Optimi may audit Psyence's files relating to its sales, marketing and inventory of the Product regarding transactions that took place in the immediately preceding twelve (12) months. Optimi may conduct such an audit at any time during regular business hours and no more frequently than semi-annually.

10.	Intellectual Property and Improvements

10.1.	The Parties agree (inter se) that:

10.1.1.	as at the date of signature of this Agreement Optimi owns all intellectual property rights in the Product and the Know-How relating to the manufacture of the Product;

10.1.2.	If Psyence shall at any time during the term of this agreement devise, discover or acquire rights in any Improvement in the Field of Use arising out of its performance of its obligations under this Agreement, the parties agree that:

10.1.2.1.	Optimi shall own all rights in and to such Improvement, and Psyence hereby assigns to Optimi, and shall cause its employees, agents and contractors to assign to Optimi any and all rights in such Improvement; and

10.1.2.2.	Any such Improvement shall form part of the rights and license granted by Optimi to Psyence under this Agreement.

10.2.	It is the intention of the Parties that Psyence shall own all intellectual property rights and data relating to the Clinical Trial and the use of the Product in the Field of Use. Optimi hereby assigns to Psyence, and shall cause its employees, agents and contractors to assign to Psyence and to do all things necessary to give effect to this intention.

11.	CONFIDENTIALITY

11.1.	As used herein, the "Confidential Information" of a Party will mean, subject to clause 11.2 2, any and all technical and non-technical information disclosed by such Party (the "Disclosing Party") to the other Party (the "Receiving Party"), which may include without limitation: (a) patent and patent applications; (b) trade secrets; (c) proprietary and confidential information, either Party’s, ideas, samples, media, chemical compounds, assays, biological materials, techniques, sketches, drawings, works of authorship, models, inventions, know-how, processes, apparatuses, equipment, algorithms, software programs, software source documents, and formulae related to the current, future, and proposed products and services of each of the Parties, such as information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, investors, employees, business and contractual relationships, business forecasts, sales and merchandising, pricing information, licensing terms and marketing plans; and (d) all other information that the Receiving Party knew, or reasonably should have known, was the Confidential Information of the Disclosing Party.

11.2.	Subject to clause 11.3, the Receiving Party agrees that at all times and notwithstanding any termination or expiration of this Agreement it will hold in strict confidence and not disclose to any third party any Confidential Information of the Disclosing Party, except as approved in writing by the Disclosing Party, and will use the Confidential Information of the Disclosing Party for no purpose other than as required to exercise its rights and obligations under the Bundle of Agreements. The Receiving Party will also protect such Confidential Information with at least the same degree of care that the Receiving Party uses to protect its own Confidential Information, but in no case, less than reasonable care. The Receiving Party will limit access to the Confidential Information of the Disclosing Party to only those of the Receiving Party’s employees or authorized representatives having a need to know and who have signed confidentiality agreements containing, or are otherwise bound by, confidentiality obligations at least as restrictive as those contained herein. Optimi expressly agrees and approves that the Company shall be entitled to share Optimi's technical information regarding product development with the Company’s customers, subject to such right to disclose Optimi's technical information is strictly for the purposes of fulfilling compliance obligations with customers and subject to having the prior written approval from Optimi for such disclosure.

11.3.	The Receiving Party will not have any obligations under this Agreement with respect to a specific portion of the Confidential Information of the Disclosing Party if such Receiving Party can demonstrate with competent evidence that such portion of Confidential Information:

11.3.1.	was in the public domain at the time it was disclosed to the Receiving Party;

11.3.2.	entered the public domain subsequent to the time it was disclosed to the Receiving Party, through no fault of the Receiving Party;

11.3.3.	was in the Receiving Party’s possession free of any obligation of confidence at the time it was disclosed to the Receiving Party;

11.3.4.	was rightfully communicated to the Receiving Party free of any obligation of confidence subsequent to the time it was disclosed to the Receiving Party; or

11.3.5.	was communicated by the Disclosing Party to an unaffiliated third party free of any obligation of confidence.

11.4.	Notwithstanding the above, the Receiving Party may disclose certain Confidential Information of the Disclosing Party, without violating the obligations of this Agreement, to the extent such disclosure is required by a valid order of a court or other governmental body having jurisdiction, provided that the Receiving Party (where it is legally permitted to do so) provides the Disclosing Party with reasonable prior written notice of such disclosure and makes a reasonable effort to obtain, or to assist the Disclosing Party in obtaining, a protective order preventing or limiting the disclosure and/or requiring that the Confidential Information so disclosed be used only for the purposes for which the law or regulation required, or for which the order was issued.

11.5.	The Receiving Party will immediately notify the Disclosing Party upon discovery of any loss or unauthorized disclosure of the Confidential Information of the Disclosing Party.

11.6.	Upon termination or expiration of this Agreement, or upon written request of either Party, each Party will promptly return to the Disclosing Party or destroy all documents and other tangible materials representing the Disclosing Party’s Confidential Information and all copies thereof.

11.7.	Confidential Information is and shall remain the sole property of the Disclosing Party. The Receiving Party recognizes and agrees that nothing contained in this Agreement will be construed as granting any property rights, by license or otherwise, to any Confidential Information of the Disclosing Party, or to any invention or any patent, copyright, trademark, or other intellectual property right that has issued or that may issue, based on such Confidential Information. Neither Receiving Party will make, have made, use or sell for any purpose any product or other item using, incorporating or derived from any Confidential Information of the Disclosing Party. Neither this Agreement nor the disclosure of any Confidential Information hereunder shall result in any obligation on the part of either Party to enter into any further agreement with the other, license any products or services to the other, or to require either Party to disclose any particular Confidential Information. Nothing in this Agreement creates or shall be deemed to create any employment, joint venture, or agency between the Parties.

11.8.	The Receiving Party will not reproduce the Confidential Information of the Disclosing Party in any form except as required to accomplish the intent of this Agreement. Any reproduction by a Receiving Party of any Confidential Information of the Disclosing Party will remain the property of the Disclosing Party and will contain any and all confidential or proprietary notices or legends that appear on the original, unless otherwise authorized in writing by the Disclosing Party.

11.9.	The provisions of this clauses shall remain in force notwithstanding expiry or earlier termination of this Agreement for any reason.

11.10.	Notwithstanding any other provision of this Agreement, all intellectual property arising in trial data and results acquired or developed by Psyence through the exercising of its rights under this Agreement shall be owned by Psyence and Optimi shall keep such data and results strictly confidential and shall not disclose such data or results to any third party, and to use such data or results for any purpose other than:

11.10.1.	to carry out its obligations under the grant;

11.10.2.	as required by applicable law; or

11.10.3.	as expressly agreed between the Parties in writing as permitted uses or disclosures.

12.	Termination and Liquidation

12.1.	Optimi shall have the right to terminate this Agreement immediately by notice in writing to Psyence if:

12.1.1.	Psyence shall fail to make any payment when it becomes due or shall fail to perform or observe any material obligation on its part to be performed or observed under this Agreement PROVIDED THAT in a case where the breach is remediable such notice from Optimi shall also require Psyence to remedy the breach and if Psyence so remedies within 30 days of the notice being served such notice to terminate this Agreement shall be deemed to be void and of no effect; or

12.1.2.	if an interim order is applied for or made, or a voluntary arrangement approved, or if a petition for a bankruptcy order is presented or a bankruptcy order is made against Psyence or if a receiver or a voluntary arrangement is proposed or approved or an administration order is made, or a receiver or administrative receiver is appointed over any of Psyence’s assets or undertaking or a winding-up resolution or petition is passed or presented (otherwise than for the purposes of reconstruction or amalgamation) or if any circumstances arise which would entitle the court or a creditor to appoint a receiver, administrative receiver or administrator or to present a winding-up petition or make a winding-up order or other similar or equivalent action is taken against or by Psyence by reason of its insolvency or in consequence of debt;

12.1.3.	in any of the other events expressly identified in this Agreement as giving a right to terminate.

12.2.	Psyence shall have the right to terminate this Agreement immediately by notice in writing to Optimi if Optimi shall fail to perform or observe any material obligation on its part to be performed or observed under this Agreement PROVIDED THAT in a case where the breach is remediable such notice from Psyence shall also require Optimi to remedy the breach and if Optimi so remedies within 30 days of the notice being served such notice to terminate this Agreement shall be deemed to be void and of no effect.

12.3.	If an interim order is applied for or made, or a voluntary arrangement approved, or if a petition for a bankruptcy order is presented or a bankruptcy order is made against Optimi or if a receiver or a voluntary arrangement is proposed or approved or an administration order is made, or a receiver or administrative receiver is appointed over any of Optimi’s assets or undertaking or a winding-up resolution or petition is passed or presented (otherwise than for the purposes of reconstruction or amalgamation) or if any circumstances arise which would entitle the court or a creditor to appoint a receiver, administrative receiver or administrator or to present a winding-up petition or make a winding-up order or other similar or equivalent action is taken against or by Optimi by reason of its insolvency or in consequence of debt.

13.	Consequences of termination

13.1.	On termination of this IP and Mutual Exclusivity Agreement, or the Supply Agreement or the Quality Agreement however arising:

13.1.1.	each of the agreements comprising, and all of, the Bundle of Agreements terminate simultaneously;

13.1.2.	all outstanding sums repayable by Psyence to Optimi shall immediately become due and payable;

13.1.3.	all rights and licences shall cease;

13.1.4.	Psyence shall cease all and any exploitation of the Patents; and

13.1.5.	Psyence shall co-operate in cancelling any registration of this Agreement.

13.2.	The termination of this Agreement, however arising, shall be without prejudice to the provisions of this clause 13 and to any rights of either party which may have accrued by at or up to the date of termination and termination shall not relieve either party from any liability or obligation arising out of events occurring prior to such termination.

13.3.	Notwithstanding the termination or expiration of any of agreements in the Bundle of Agreements for any reason, the following provisions shall survive and remain in full force and effect, as applicable:

13.3.1.	clause 11 (Confidentiality) of the IP and Mutual Exclusivity Agreement;

13.3.2.	clause 16 (Indemnification) of the IP and Mutual Exclusivity Agreement;

13.3.3.	clause 7 (Indemnification and Liability) of the Supply Agreement;

13.3.4.	article 8 (PRODUCT RECALL) of the Quality Agreement;

13.3.5.	article 9 (PRODUCT QUALITY COMPLAINTS AND ADVERSE EVENTS) of the Quality Agreement;

13.3.6.	Article 10.3 (STABILITY STUDIES) of the Quality Agreement

13.3.7.	article 14 (TERM AND TERMINATION) of the Quality Agreement; and

13.3.8.	any other provisions expressly stated to survive termination under any of agreements in the Bundle of Agreements.

14.	Audit Rights & REVIEWS.

14.1.	Psyence has the right (by itself or through its representatives) to review all audit reports issued with respect to the Product and/or the facilities in which such Product is being produced and Optimi agrees to make such audit reports available to Psyence within 20 business days of receipt and finalization thereof. Psyence will comply with Optimi's reasonable security, health and safety, and confidentiality procedures that are provided to Psyence in advance in writing. During normal working hours and upon reasonable notice, Psyence or its designee shall be entitled to inspect areas within Optimi's (or its contract manufacturer's) facility where the Product is manufactured or stored, and to inspect the manufacturing, packaging, and quality control records relating to the Product if i) a critical observation was identified on any audit report, or (ii) where required to do so by a health regulatory authority having jurisdiction of the Clinical Trials.

14.2.	In the event that Psyence exercises its right to manufacture and have manufactured the Product in terms of clause 2.1.3, Optimi has the right (by itself or through its representatives) to review all audit reports issued with respect to the Product and/or the facilities in which such Product is being produced and Psyence agrees to make such audit reports available to Optimi within 20 business days of receipt and finalization thereof. Optimi will comply with Psyence's reasonable security, health and safety, and confidentiality procedures that are provided to Optimi in advance in writing. During normal working hours and upon reasonable notice, Optimi or its designee shall be entitled to inspect areas within Psyence's facility where the Product is manufactured or stored, and to inspect the manufacturing, packaging, and quality control records relating to the Product if i) a critical observation was identified on any audit report, or (ii) where required to do so by a health regulatory authority having jurisdiction of the Clinical Trials.

15.	INSURANCE

During the term of this Agreement, both Parties shall carry, at its sole expense, with financially sound and reputable insurers, insurance coverage (including workers compensation, errors and omissions, professional liability and comprehensive liability) with respect to the conduct of its business in such amounts as are customary for well-insured companies engaged in similar businesses. Upon the request of either Party to the other Party, such other Party shall provide to the requesting Party a copy of a certificate of insurance as evidence of its coverage.

16.	INDEMNIFICATION

16.1.	Psyence shall indemnify, defend, and hold harmless Optimi and its employees, officers, directors and agents (the "Optimi Indemnitees") from and against, any and all claims, suits, losses, expenses (including reasonable attorneys' fees and legal expenses), costs and damages of every kind and nature (including but not limiting the generality of the foregoing, in respect of death, injury, loss or damage to any person or property) (together, "Claims") of any Optimi Indemnitee arising from the:

16.1.1.	the negligence or wilful misconduct of Psyence or its directors, officers, employees and agents;

16.1.2.	Psyence’s breach of any covenant or obligation under this Agreement; and

16.1.3.	any loss relating to Psyence’s use sale or manufacture of the Product,

except to the extent any such Claim is caused by any of the Optimi Indemnitees.

16.2.	Optimi shall indemnify, defend, and hold harmless Psyence and its directors, officers, employees, and agents (the "Psyence Indemnitees") from and against any and all third party Claims resulting from or arising out of:

16.2.1.	the negligence or wilful misconduct of Psyence or its directors, officers, employees and agents; and

16.2.2.	Psyence’s breach of any covenant or obligation under this Agreement;

16.2.3.	any loss relating to Optimi’s sale or manufacture of Product; except to the extent any such Claim is caused by any of the Psyence’s Indemnitees.

17.	General

17.1.	Except as expressly permitted in this Agreement Psyence shall not assign, transfer, charge, encumber or otherwise deal with the whole or any part of this Agreement or any of its rights or obligations under this Agreement, save that Psyence may assign its rights to an affiliated company as part of a corporate restructuring.

17.2.	If any clause or any part of any clause in this Agreement is declared invalid or unenforceable by the judgment or decree, by consent or otherwise of a court of competent jurisdiction from whose decision no appeal is or can be taken all other clauses or parts of clauses in this Agreement shall remain in full force and effect and shall not be affected thereby for the term of this Agreement.

17.3.	No relaxation forbearance delay or indulgence by either party in enforcing any of the terms and conditions of this Agreement or the granting of time by either party to the other shall prejudice, affect or restrict the rights and powers of that party nor shall any waiver by either parry of any breach of this Agreement operate as a waiver of or in relation to any subsequent or any continuing breach of this Agreement.

17.4.	This Agreement may not be amended unless in writing signed by the duly authorised officer of each party.

17.5.	The parties shall execute all further documents as may be necessary or desirable to give full effect to the terms of this Agreement and to protect the rights of the parties under it.

17.6.	This Agreement constitutes the entire agreement between the parties relating to its subject-matter and each party confirms to the other that it has not entered into this Agreement on the basis of or in reliance on any representations or warranties made or given by the other party its servants or agents.

17.7.	Any notice or other document to be given under this Agreement shall be given by sending the same in a pre-paid courier to the address of the relevant party set out in this Agreement or to any other address which that party may have notified to the other for such purpose. Any notice sent by post shall be deemed (in the absence of evidence of earlier receipt) to have been delivered 14 days after despatch and in proving the fact of despatch it shall be sufficient to show that the envelope containing such notice was properly addressed stamped and posted.

18.	Governing Law

This Agreement contemplated herein, if entered into, will be construed in all respects under and be subject to the laws of British Columbia which are applicable to agreements entered into and performed within British Columbia. The Parties hereby irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the courts of the Province of British Columbia for any actions, suits or proceedings arising out of the interpretation or enforcement of the matters contemplated herein (and agree not to commence any action, suit or proceeding relating thereto except in such courts) and further agree that service of any process, summons, notice or document by personal delivery to the addresses set forth below shall be effective service of process for any action, suit or proceeding brought in any such court. The Parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this LOI or the matters contemplated hereby in the courts of the Province of British Columbia and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding so brought has been brought in an inconvenient forum.

19.	Counterparts

This Agreement may be signed in counterparts which together shall be deemed to constitute one (1) agreement, and delivery of the counterparts may be effected by means of electronic transmission from us to you and from you to us.

IN WITNESS of which the parties have caused this Agreement to be duly executed the day and year first above written.

SIGNED for and on behalf of Optimi by:

In the presence of:

SIGNED for and on behalf of Psyence by:

In the presence of:

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